UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2012

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On October 26, 2012, Harris Corporation (“Harris” or the “Company”) entered into a new indemnification agreement in substantially the same form as the Company’s new form of director and executive officer indemnification agreement (the “New Indemnification Agreement Form”) attached as Exhibit 10.1 to this Current Report on Form 8-K, with each current member of the Company’s board of directors (the “Board”), including William M. Brown, the Company’s President and Chief Executive Officer. The Company intends to enter into a new indemnification agreement in substantially the same form as the New Indemnification Agreement Form with each of the other executive officers currently employed with the Company, including the other named executive officers currently employed with the Company, in the near future. Each new indemnification agreement with a current director or an executive officer currently employed with the Company replaces and supersedes the prior indemnification agreement between the Company and such director or executive officer, if such director and executive officer was a party to a prior indemnification agreement with the Company. The New Indemnification Agreement Form is intended for use by the Company for indemnification agreements entered into by the Company with directors and executive officers on or after October 26, 2012.

Under the New Indemnification Agreement Form, the Company agrees to indemnify each of its directors and executive officers (each, an “Indemnitee”) with respect to the Indemnitee’s activities as a director, officer or employee of the Company, including service at the request of the Company as a director, officer, trustee, member, stockholder, partner, incorporator or liquidator or in any other capacity for another corporation, joint venture, trust or other enterprise or as a fiduciary, trustee or administrator (or in any similar capacity) of any employee benefit plan or other plan or program sponsored by the Company or any subsidiary of the Company (an “Agent”), against any judgments, fines, penalties and amounts paid in settlement and Expenses (as defined therein) actually and reasonably incurred, in connection with any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative or investigative, and whether brought by a third party or by or in the right of the Company, individually or collectively (a “Proceeding”), to which the Indemnitee was, is, or is threatened to be made a party or may reasonably be expected to become a party by reason of facts which include the Indemnitee being or having been such a director, officer, employee or Agent, to the extent of the highest and most advantageous benefits to the Indemnitee under one or any combination of the following: (i) the Company’s certificate of incorporation or By-Laws in effect on the date of the indemnification agreement or at the time indemnification is sought or Expenses are incurred by the Indemnitee; (ii) Delaware law in effect on the date of the indemnification agreement or the law of the jurisdiction under which the Company exists at the time indemnification is sought or Expenses are incurred by the Indemnitee; (iii) liability insurance obtained by the Company; and (iv) then existing practices of the Company. The Company also agrees to promptly pay, at the Indemnitee’s request, the Expenses as and when incurred by the Indemnitee in advance of any final disposition of any Proceeding, upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amounts so paid on the Indemnitee’s behalf if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company.

The foregoing summary of the Company’s New Indemnification Agreement Form is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Company’s New Indemnification Agreement Form, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Restated Certificate of Incorporation

At the 2012 Annual Meeting of Shareholders of the Company held on October 26, 2012, the shareholders of the Company approved an amendment to the Company’s Restated Certificate of Incorporation (the “Amendment”) to permit holders of 25% of the voting power of all the outstanding shares of common stock to require the Company’s Secretary to call special meetings of shareholders, to the extent required by the Company’s By-Laws (which also have been amended, as described below). The Amendment became effective upon filing of the Company’s Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on October 26, 2012. A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Amendment and Restatement of By-Laws

On October 26, 2012, effective concurrently with the effectiveness of the Amendment, the Company’s By-Laws were amended and restated, pursuant to action by the Board of Directors (the “Board”) of the Company, upon the recommendation of the Company’s Corporate Governance Committee. The following is a summary of the changes effected by the amendments to the By-Laws:

The By-Law amendments provide that the 25% voting power standard set forth in the Amendment will be determined by reference to record ownership. In particular, only “net long” shares (as defined in the By-Law amendments which have been held for one year or longer will be counted, to ensure that the shareholders seeking to call a special meeting have a true economic and long-term interest in the Company. In addition, the By-Law amendments establish the procedures by which shareholders may require the Company’s Secretary to call a special meeting. The By-Law amendments impose certain procedural requirements on shareholders requesting such a meeting (including the provision of the same information required for shareholder proposals at annual meetings under the Company’s advance notice By-Law provisions). The By-Law amendments also impose qualifications designed to prevent duplicative and unnecessary meetings by eliminating proposals that:

•	are not proper subjects for shareholder action under applicable law;

•	are received during the period beginning 90 days prior to the first anniversary of the prior annual meeting of shareholders and ending on the date of the next annual meeting of shareholders;

•	are substantially similar to another item, other than the nomination, election or removal of directors, that was presented at a meeting of shareholders held within the prior 12 months;

•	are for the nomination, election or removal of directors and a similar item was presented at a meeting of shareholders held within the prior 120 days; or

•	are substantially similar to another item that is included in the Company’s notice as an item of business to be brought before a shareholder meeting that has been called but not yet held or that is called for a date within 90 days of the receipt of the request.

The By-Law amendments provide that a special meeting must be called within 90 calendar days after the receipt by the Company of valid requests by holders of the requisite number of shares.

The foregoing summary of the By-Law amendments is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Company’s By-Laws, as amended and restated effective October 26, 2012, filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Voting Results For 2012 Annual Meeting of Shareholders

The 2012 Annual Meeting of Shareholders of the Company was held on October 26, 2012. For more information about the proposals set forth below, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 18, 2012. Of the 112,643,172 shares of the Company’s common stock issued, outstanding and entitled to be voted at the 2012 Annual Meeting of Shareholders as of the record date of August 31, 2012, a total of 98,317,897 (for a quorum of approximately 87.3%) was represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted upon at the 2012 Annual Meeting of Shareholders.

(1) Proposal 1 – Election of Directors: Election of twelve nominees to the Company’s Board for a one-year term expiring at the 2013 Annual Meeting of Shareholders, or until their successors are elected and qualified:

	Number of Shares
Nominee	For	Against	Abstain	Broker Non-Votes
William M. Brown	85,571,586	1,754,394	272,758	10,719,159
Peter W. Chiarelli	86,298,673	1,051,433	248,632	10,719,159
Thomas A. Dattilo	82,870,204	4,470,446	258,088	10,719,159
Terry D. Growcock	85,907,041	1,437,675	254,022	10,719,159
Lewis Hay III	86,251,121	1,094,385	253,232	10,719,159
Karen Katen	86,123,084	1,247,378	228,276	10,719,159
Stephen P. Kaufman	86,256,748	1,094,153	247,837	10,719,159
Leslie F. Kenne	85,503,525	1,874,212	221,001	10,719,159
David B. Rickard	84,759,448	2,589,420	249,870	10,719,159
Dr. James C. Stoffel	85,168,219	2,166,119	264,400	10,719,159
Gregory T. Swienton	83,102,794	4,207,408	288,536	10,719,159
Hansel E. Tookes II	85,356,943	1,990,437	251,358	10,719,159

Each nominee was elected by the Company’s shareholders, consistent with the recommendation from the Board.

(2) Proposal 2 – An Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers: Voting, on a non-binding, advisory basis, to approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2012 proxy statement:

• For: 83,576,056
• Against: 3,662,023
• Abstain: 360,659
• Broker Non-Votes: 10,719,159

The compensation of the Company’s named executive officers was approved, on a non-binding, advisory basis, by the Company’s shareholders, consistent with the recommendation from the Board.

(3) Proposal 3 – Approval of an Amendment to the Company’s Restated Certificate of Incorporation to Permit Holders of 25% of the Company’s Outstanding Shares of Common Stock to Call Special Meetings: Voting to approve an amendment to the Company’s Restated Certificate of Incorporation to permit holders of 25% of the Company’s outstanding shares of common stock to call special meetings of shareholders:

• For: 86,704,870
• Against: 662,408
• Abstain: 231,460
• Broker Non-Votes: 10,719,159

Proposal 3 was approved by the Company’s shareholders, consistent with the recommendation from the Board.

(4) Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm: Ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 28, 2013:

• For: 97,231,765
• Against: 953,296
• Abstain: 132,836

Proposal 4 was approved by the Company’s shareholders, consistent with the recommendation from the Board.

Item 8.01. Other Events.

Changes to Annual Compensation of Outside Directors

On October 26, 2012, the Board approved, upon the recommendation of the Company’s Corporate Governance Committee, a $9,000 increase, from $116,000 to $125,000, effective January 1, 2013, to the annual value of Harris stock equivalent units awarded to outside directors under the Harris Corporation 2005 Directors’ Deferred Compensation Plan, as amended and restated. A Summary of Annual Compensation of Outside Directors effective January 1, 2013 is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Changes to Stock Ownership Guidelines for Non-Employee Directors

On October 26, 2012, the Board approved, upon the recommendation of the Company’s Corporate Governance Committee, changes to the stock ownership guidelines for non-employee directors. Under the new stock ownership guidelines, the Company’s non-employees directors are expected to own, within five years after election or appointment to the Board, Harris stock or stock equivalents having a minimum value of $500,000. As of October 26, 2012, all of the Company’s non-employee directors met the stock ownership guidelines or were on track to achieve such ownership within the applicable compliance timeframe.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Harris Corporation, dated as of October 26, 2012.
3.2	By-Laws of Harris Corporation, as amended and restated effective October 26, 2012.
10.1	*Form of Director and Executive Officer Indemnification Agreement.
10.2	*Summary of Annual Compensation of Outside Directors effective January 1, 2013.

*Management contract or compensatory plan or arrangement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

October 31, 2012	By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Harris Corporation, dated as of October 26, 2012.
3.2	By-Laws of Harris Corporation, as amended and restated effective October 26, 2012.
10.1	*Form of Director and Executive Officer Indemnification Agreement.
10.2	*Summary of Annual Compensation of Outside Directors effective January 1, 2013.